UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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MESABI TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mesabi Trust

Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Unitholders Vote “FOR” All of Mesabi Trust’s Proposals

NEW YORK, NEW YORK—(BUSINESS WIRE)—The Trustees of Mesabi Trust (NYSE:MSB) today announced that leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”)(1) , have recommended that Mesabi Trust Unitholders vote “FOR” all four of the Trustee’s proposals at the Special Meeting of Unitholders scheduled to be held on Thursday, December 20, 2018.

Favorable ISS and Glass Lewis Recommendations. Both ISS and Glass Lewis, the two leading independent proxy advisory firms whose recommendations are relied upon by major institutional investment firms and other institutional shareholders, refer to the solid rationale and practices of the Mesabi Trust as factors supporting their FOR recommendations.

Commenting on the ISS and Glass Lewis reports(1), the Trustees of Mesabi Trust issued the following statement:

“We are pleased that both ISS and Glass Lewis have recommended that Mesabi Trust Unitholders vote “FOR” all four of the proposals at the upcoming Special Meeting on December 20, 2018. We believe these proposals are necessary and in the best interests of the Trust and the Unitholders.”

The Trustees of Mesabi Trust remind Unitholders that every vote is important and urge all Unitholders to vote “FOR” all four of the Special Meeting proposals TODAY.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on Mesabi Trust’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by the Trustees of Mesabi Trust, as well as the Trust’s expectations for the outcome of the votes at the upcoming Special Meeting. Mesabi Trust undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Mesabi Trust, particularly those mentioned in the risk factors in Item 1A of our annual report on Form 10-K for the fiscal year ended January 31, 2018 and in our periodic reports on Form 10-Q.

Important Additional Information and Where You Can Find It

The Trustees may be deemed to be participants in a solicitation of proxies in connection with the matters to be considered at the Special Meeting.  Information regarding the names of Mesabi Trust’s Trustees and their respective interests in the Trust is set forth in the Trust’s definitive Proxy Statement for the December 20, 2018 Special Meeting, filed with the SEC on November 9, 2018 and other reports filed by the Trust.  These documents are available free of charge at the SEC’s website at www.sec.gov and on the website of Mesabi Trust at www.mesabi-trust.com.

THE TRUSTEES URGE MESABI TRUST UNITHOLDERS TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT ACCOMPANYING THE WHITE PROXY CARDS AND ANY OTHER RELEVANT DOCUMENTS THAT THE TRUST MAY FILE WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the definitive proxy statement, any solicitation materials and any other documents filed by Mesabi Trust with the SEC are available free of charge at the SEC’s website at www.sec.gov.  These documents will also be made available free of charge by contacting the Trust’s proxy solicitor, Georgeson LLC, toll free at 1-866-628-6079.

(1) Permission to reference these reports was neither sought nor obtained.

Contacts

Mesabi Trust SHR Unit:
Deutsche Bank Trust Company Americas
904-271-2520

Solicitation Agent:
Georgeson LLC

1-866-628-6079